EXHIBIT 23.8
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Form S-4 of Aztar Corporation of our report dated February 23, 2006, except with respect to the effects of the discontinued operation discussed in Note 17, as to which the date is November 20, 2006, relating to the financial statements which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Phoenix, Arizona
June 28, 2007